Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256613
PROSPECTUS SUPPLEMENT
(To the Prospectus dated June 8, 2021)

$20,000,000
COMMON STOCK
This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $20,000,000 of shares of common stock, par value $0.0000056 per share, of SemiLEDs Corporation (the “Company”, “we”, or “us”), from time to time through our sales agent, Roth Capital Partners, LLC (“Roth Capital” or the “Sales Agent”). These sales, if any, will be made pursuant to the terms of the At The Market Offering Agreement (the “Sales Agreement”), by and between the Company and the Sales Agent.
Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “LEDS”. On July 2, 2021, the closing sale price of our common stock on Nasdaq was $15.95 per share.
Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).
The Sales Agent is not required to sell any specific number or dollar amount of securities. Instead, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3.0% of the gross sales price from sales of shares under this offering. We will use the net proceeds from any sales under this prospectus supplement as described under “Use of Proceeds”. The amount of proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.
In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.
As of July 2, 2021, the aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was $62,410,239 which was calculated based on 2,416,912 shares of our common stock outstanding held by non-affiliates and at a price of $25.83 per share, the closing price of our common stock on June 8, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have sold 35,365 shares of common stock, representing $650,000, pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement.
Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Roth Capital Partners
The date of this prospectus supplement is July 6, 2021

Page
Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information.
In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information”. These documents contain information you should carefully consider when deciding whether to invest in our common stock. Neither we nor the Sales Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance of, any other information that others may provide to you. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus supplement or any prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement or any prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.
Unless the context otherwise requires, references in this prospectus supplement to “we”, “us”, “our”, or the “Company”, refer to SemiLEDs Corporation, a Delaware corporation.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference herein. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2020, and in our most recent Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2020 and February 28, 2021, respectively.
Our Company
Business Overview
We develop, manufacture and sell light emitting diode (LED) chips and LED components, LED modules and systems. Our products are used for general lighting and specialty industrial applications, including ultraviolet, or UV, curing of polymers, LED light therapy in medical/cosmetic applications, counterfeit detection, germicidal and viricidal devices LED lighting for horticulture applications, architectural lighting and entertainment lighting.
Utilizing our patented and proprietary technology, our manufacturing process begins by growing upon the surface of a sapphire wafer, or substrate, several very thin separate semiconductive crystalline layers of gallium nitride, or GaN, a process known as epitaxial growth, on top of which a mirror-like reflective silver layer is then deposited. After the subsequent addition of a copper alloy layer and finally the removal of the sapphire substrate, we further process this multiple-layered material to create individual vertical LED chips.
We package our LED chips into LED components, which we sell to distributors and a customer base that is heavily concentrated in a few select markets, including Taiwan, the United States, the Netherlands, Germany and India. We also sell our “Enhanced Vertical,” or EV, LED product series in blue, white, green and UV in selected markets. We sell our LED chips to packagers or to distributors, who in turn sell to packagers. Our lighting products customers are primarily original design manufacturers, or ODMs, of lighting products and the end-users of lighting devices. We also contract other manufacturers to produce for our sale certain LED products, and for certain aspects of our product fabrication, assembly and packaging processes, based on our design and technology requirements and under our quality control specifications and final inspection process.
We have developed advanced capabilities and proprietary know-how in:
•	reusing sapphire substrate in subsequent production runs;
•	optimizing our epitaxial growth processes to create layers that efficiently convert electrical current into light;
•	employing a copper alloy base manufacturing technology to improve our chip’s thermal and electrical performance;
•	utilizing nanoscale surface engineering to improve usable light extraction;
•	manufacturing extremely small footprint LEDs with optimized yield, ideal for Mini LED applications;
•	developing a LED structure that generally consists of multiple epitaxial layers which are vertically-stacked on top of a copper alloy base;
•	developing low cost Chip Scaled Packaging (CSP) technology; and
•	developing multi-pixel Mini LED packages for commercial displays.
These technical capabilities enable us to produce LED chips, LED components, LED modules and System products. We believe these capabilities and know-how should also allow us to reduce our manufacturing costs and our dependence on sapphire, a costly raw material used in the production of sapphire-based LED devices.
Recent Developments
On July 6, 2021, we disclosed the following preliminary results of operations for the third quarter of fiscal year 2021, ended May 31, 2021. Revenue for the third quarter of fiscal year 2021 increased to $1.4 million, up from $1.2 million in the second quarter of fiscal 2021. GAAP net loss attributable to our stockholders for the third quarter of fiscal 2021 was $64 thousand, up from a loss of $255 thousand in the second quarter of fiscal 2021, or a net loss of $0.02 per diluted share, compared to a net loss of $0.06 per diluted share for the second quarter of fiscal 2021. GAAP gross margin for the third quarter of fiscal 2021 increased to 46%, up from gross margin for the second quarter of fiscal 2021 of 20%. Operating margin for the third quarter of fiscal 2021 was negative 41%, compared with negative 42% for the second quarter of fiscal 2021.
Our actual results for the three months ended May 31, 2021 could differ materially from any trends suggested by these estimates. You should exercise caution in relying on this information and should not place undue reliance on this information or draw any inferences from this information regarding financial or operating data not yet provided or available. These preliminary results are subject to the review by our Audit Committee and our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.
Corporate Information
We were incorporated in the state of Delaware on January 4, 2005. Our principal place of business is located at 3F, No.11 Ke Jung Rd.,Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. Our telephone number is +886-37-586788. We maintain a corporate website at www.semileds.com. The information contained on, connected to, or that can be accessed via our website is not, and should not be interpreted to be, a part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

The Offering
The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of the Securities That May Be Offered”.
Issuer
SemiLEDs Corporation, a Delaware corporation.
Common stock to be offered by this prospectus supplement
Shares of our common stock having an aggregate offering price of up to $20,000,000.
Manner of offering
“At the market offering” that may be made from time to time through the Sales Agent. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement.
Risk factors
An investment in our common stock involves substantial risks. You should read carefully the risks discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the risk factors incorporated by reference from our filings with the SEC.
Use of proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, general working capital and the possible repayment of debt secured by our headquarters building. See “Use of Proceeds” beginning on page S-10 of this prospectus supplement.
Nasdaq symbol of common stock
LEDS
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompany prospectus, and any documents we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompany prospectus and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
The words “anticipate”, “believe”, “estimate, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:
•	Our declining cash position.
•	Our ability to improve our liquidity, access alternative sources of funding and obtain additional equity capital or credit when necessary for our operations.
•	The impact of the COVID-19 pandemic on our business and the business of our customers.
•	The inability of our suppliers or other contract manufacturers to produce products that satisfy our requirements.
•	Our ability to implement our cost reduction programs and to execute our restructuring plan effectively.
•	Our ability to improve our gross margins, reduce our net losses and restore our operations to profitability.
•
Our ability to successfully introduce new products that we can produce and that customers will purchase in such amounts as to be sufficiently profitable to cover the costs of developing and producing these products, as well as providing us additional net income from operations.

•	Our ability to effectively develop, maintain and expand our sales and distribution channels, especially in the niche LED markets, including the UV LED and architectural lighting that we focus on.
•
Our ability to successfully manage our operations in the face of the cyclicality, rapid technological change, rapid product obsolescence, declining average selling prices and wide fluctuations in supply and demand typically found in the LED market.

•	Competitive pressures from existing and new companies.
•	Our ability to grow our revenues generated from the sales of our products and to control our expenses.
•	Loss of any of our key personnel, or our failure to attract, assimilate and retain other highly qualified personnel.
•	Intellectual property infringement or misappropriation claims by third parties against us or our customers, including our distributor customers.
•	The failure of LEDs to achieve widespread adoption in the general lighting market, or if alternative technologies gain market acceptance.
•	The loss of key suppliers or contract manufacturers.
•	Our ability to effectively expand or upgrade our production facilities or do so in a timely or cost-effective manner.
•	Difficulty in managing our future growth or in responding to a need to contract operations, and the associated changes to our operations.
•
Adverse development in those selected markets, including the Netherlands, Ireland, Taiwan, Japan, the United States, Germany and India, where our revenues are concentrated, including the impact of the COVID-19 pandemic on customer demand.

•	Our ability to develop and execute upon a new strategy to exploit the China and India market.
•	Our ability to resolve pending litigation on favorable terms.
•
The reduction or elimination of government investment in LED lighting or the elimination of, or changes in, policies in certain countries that encourage the use of LEDs over some traditional lighting technologies.

•
Our ability to implement our product innovation strategy effectively, particularly in view of the prohibition against our (and/or our assisting others in) making, using, importing, selling and/or offering to sell in the United States our accused products and/or any device that includes an accused product after October 1, 2012 as a result of the injunction agreed to in connection with the Cree Inc., or Cree, litigation.

•	Loss of customers.
•	Failure of our strategy of marketing and selling our products in jurisdictions with limited intellectual property enforcement regimes.
•	Lack of marketing and distribution success by our third-party distributors.
•	Our customers’ ability to produce and sell products incorporating our LED products.
•	Our failure to adequately prevent disclosure of trade secrets and other proprietary information.
•	Ineffectiveness of our disclosure controls and procedures and our internal control over financial reporting.
•	Our ability to profit from future joint ventures, investments, acquisitions and other strategic alliances.
•	Impairment of long-lived assets or investments.
•	Undetected defects in our products that harm our sales and reputation and adversely affect our manufacturing yields.
•	The availability of adequate and timely supply of electricity and water for our manufacturing facilities.
•	Our ability to comply with existing and future environmental laws and the cost of such compliance.
•	The ability of SemiLEDs Optoelectronics Co., Ltd., or Taiwan SemiLEDs, to make dividends and other payments to SemiLEDs Corporation.
•	Our ability to obtain necessary regulatory approvals to make further investments in Taiwan SemiLEDs.
•
Catastrophic events such as fires, earthquakes, floods, tornados, tsunamis, typhoons, pandemics, including the COVID-19 pandemic, wars, terrorist activities and other similar events, particularly if these events occur at or near our operations, or the operations of our suppliers, contract manufacturers and customers.

•	The effect of the legal system in the People’s Republic of China, or the PRC.
•	Labor shortages, strikes and other disturbances that affect our operations.
•	Deterioration in the relations between the PRC and Taiwan governments.
•
Fluctuations in the exchange rate among the U.S. dollar, the New Taiwan, or NT, dollar, the Japanese Yen and other currencies in which our sales, raw materials and component purchases and capital expenditures are denominated.

•
Other risks and uncertainties, including those described in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as in our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.
You should read this prospectus supplement and the accompanying prospectus, and any documents we incorporate by reference with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.
Risks Related to This Offering
The market prices and trading volume of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our securities to incur substantial losses.
The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common stock to incur substantial losses. For example, during 2021 to date, the market price of our common stock has fluctuated from a low of $3.07 per share on April 20, 2021 to a high of $25.83 on June 8, 2021, and the last reported sale price of our common stock on the Nasdaq Capital Market on July 2, 2021, was $15.95 per share. During 2021 to date, daily trading volume ranged from approximately 20,321 to 159,231,500 shares.
We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.
Extreme fluctuations in the market price of our common stock may be the result of strong and substantially increased retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:
•
the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•
factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

•
our market capitalization, as implied by various trading prices, currently reflects valuations that diverge significantly from those seen prior to recent volatility, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our common stock could incur substantial losses if there are declines in market prices driven by a return to earlier valuations;

•
to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•
if the market price of our common stock declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the equity issuance of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:
•	overall performance of the equity markets and the economy as a whole;
•	changes in the financial projections we may provide to the public or our failure to meet these projections;
•	actual or anticipated changes in our growth rate relative to that of our competitors;
•	changes in the anticipated future size or growth rate of our addressable markets;
•
announcements of new products and services, technological updates or enhancements, or of acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments, by us or by our competitors;

•	additions or departures of board members, management or key personnel;
•
failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

•	rumors and market speculation involving us or other companies in our industry;
•	research or reports that securities analysts or others publish about us or our business;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	lawsuits threatened or filed against us or investigations by governmental authorities;
•	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events;
•	health epidemics, such as the COVID-19 pandemic, influenza, and other highly communicable diseases; and
•	sales of shares of our common stock by us or our stockholders.
You will experience dilution as a result of this offering and may experience additional dilution in the future.
Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of warrants and options outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, or our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.
Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.
We may issue up to $20,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
The amount of proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent.
We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, general working capital and the possible repayment of debt secured by our headquarters building. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION
If you purchase shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. The net tangible book value of our common stock on February 28, 2021 was approximately $1.5 million, or approximately $0.37 per share of common stock based on approximately 4,057,823 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.
After giving effect to the sale of the common stock pursuant to this prospectus supplement in the aggregate amount of approximately $20,000,000, assuming the sale of all of the shares offered hereunder at an assumed offering price of $15.95 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 2, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of February 28, 2021 would have been approximately $20.7 million, or $3.90 per share of common stock. This represents an immediate increase in net tangible book value of $3.53 per share to our existing stockholders and an immediate dilution in net tangible book value of $12.05 per share to new investors. The following table illustrates this per share dilution:
Assumed public offering price per share		$15.95
Net tangible book value per share as of February 28, 2021	$0.37
Increase in net tangible book value per share attributable to this offering	3.53
As-adjusted net tangible book value per share after this offering		3.90
Dilution per share to new investors purchasing in this offering		$12.05
The above discussion and table are based on approximately 4,057,823 shares of our common stock outstanding as of February 28, 2021 and excludes as of such date:
•	1,650 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $48.90 per share;
•	107,500 restricted stock units (“RSUs”) outstanding at a weighted-average grant date fair value of $2.37 per share; and
•	1,421,000 shares of common stock as of February 28, 2021 reserved for future issuance under our 2010 Equity Incentive Plan, of which 1,048,000 are available for future issuance.
To the extent that any outstanding options are exercised or RSUs settled, we issue new options or RSUs under our equity compensation plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to investors.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Roth Capital Partners, LLC dated July 6, 2021. Under the terms of the Sales Agreement, we may offer and sell up to $20,000,000 of shares of our common stock from time to time through the Sales Agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock.
We will pay the Sales Agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3.0% of the gross sales price from sales of shares under this offering. The Sales Agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agent and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principal. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the Sales Agreement, will be approximately $175,000.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein.
The Sales Agent and/or its affiliates may in the future perform various financial advisory and commercial and investment banking services for us and our affiliates, for which they may in the future receive customary compensation and expense reimbursement. Affiliates of the Sales Agent may be lenders or agents under our various credit facilities in the future, and affiliates of the Sales Agent may hold our securities. The Sales Agent and/or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Roth Capital Partners, LLC is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.
EXPERTS
The consolidated financial statements of SemiLEDs Corporation appearing in SemiLEDs Corporation’s Annual Report (Form 10-K) for the year ended August 31, 2020 have been audited by KCCW Accountancy Corp, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.
The following documents filed by us with the SEC are incorporated by reference in this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on November 17, 2020;
•	our Quarterly Reports on Form 10 Q for the quarters ended November 30, 2020 and February 28, 2021, filed with the SEC on January 14, 2021 and April 12, 2021, respectively;
•	our Current Reports on Form 8 K filed with the SEC on September 4, 2020, September 28, 2020, October 5, 2020, January 21, 2021, April 23, 2021, June 23, 2021, and June 25, 2021; and
•
the description of our common stock, contained in our registration statement on Form 8-A, filed on December 2, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:
SemiLEDs Corporation
Attention: Christopher Lee
3F, No. 11 Ke Jung Rd.
Chu-Nan Site, Hsinchu Science Park
Chu-Nan 350, Miao-Li County, Taiwan, R.O.C
+886-37-586788

PROSPECTUS

SemiLEDs Corporation

$30,000,000
Common Stock
Preferred Stock
Warrants
Rights to Purchase Common Stock, Preferred Stock or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $30,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “LEDS.” On May 27, 2021, the closing price of our common stock was $9.54.
This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $24.8 million which was calculated based on 2.4 million shares of our common stock outstanding held by non-affiliates and at a price of $10.22 per share, the closing price of our common stock on May 6, 2021. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 8, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
The terms the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to SemiLEDs Corporation, unless we state otherwise or the context indicates otherwise.

THE COMPANY
Overview
We develop, manufacture and sell light emitting diode (LED) chips and LED components, LED modules and systems. Our products are used for general lighting and specialty industrial applications, including ultraviolet, or UV, curing of polymers, LED light therapy in medical/cosmetic applications, counterfeit detection, germicidal and viricidal devices LED lighting for horticulture applications, architectural lighting and entertainment lighting.
Utilizing our patented and proprietary technology, our manufacturing process begins by growing upon the surface of a sapphire wafer, or substrate, several very thin separate semiconductive crystalline layers of gallium nitride, or GaN, a process known as epitaxial growth, on top of which a mirror-like reflective silver layer is then deposited. After the subsequent addition of a copper alloy layer and finally the removal of the sapphire substrate, we further process this multiple-layered material to create individual vertical LED chips.
We package our LED chips into LED components, which we sell to distributors and a customer base that is heavily concentrated in a few select markets, including Taiwan, the United States, the Netherlands, Germany and India. We also sell our “Enhanced Vertical,” or EV, LED product series in blue, white, green and UV in selected markets. We sell our LED chips to packagers or to distributors, who in turn sell to packagers. Our lighting products customers are primarily original design manufacturers, or ODMs, of lighting products and the end-users of lighting devices. We also contract other manufacturers to produce for our sale certain LED products, and for certain aspects of our product fabrication, assembly and packaging processes, based on our design and technology requirements and under our quality control specifications and final inspection process.
We have developed advanced capabilities and proprietary know-how in:
•	reusing sapphire substrate in subsequent production runs;
•	optimizing our epitaxial growth processes to create layers that efficiently convert electrical current into light;
•	employing a copper alloy base manufacturing technology to improve our chip’s thermal and electrical performance;
•	utilizing nanoscale surface engineering to improve usable light extraction;
•	manufacturing extremely small footprint LEDs with optimized yield, ideal for Mini LED applications;
•	developing a LED structure that generally consists of multiple epitaxial layers which are vertically-stacked on top of a copper alloy base;
•	developing low cost Chip Scaled Packaging (CSP) technology; and
•	developing multi-pixel Mini LED packages for commercial displays.
These technical capabilities enable us to produce LED chips, LED component, LED modules and System products. We believe these capabilities and know-how should also allow us to reduce our manufacturing costs and our dependence on sapphire, a costly raw material used in the production of sapphire-based LED devices.
Corporate Information
We were incorporated in the state of Delaware on January 4, 2005. Our principal executive offices are located at 3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. Our telephone number is +886-37-586788. Our website address is www.semileds.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended August 31, 2020, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain terms of our common stock describes material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”), as well as the relevant portions of the Delaware General Corporation Law (“DGCL”).
General
Under our Certificate of Incorporation, we are authorized to issue two classes of stock to be designated, respectively, “Common Stock” and Preferred Stock”. The total number of shares which the Corporation is authorized to issue is 7,500,000 shares, consisting of 7,500,000 shares of Common Stock, par value $0.0000056 per share, and no shares of Preferred Stock, par value $0.0000056 per share.
As of May 27, 2021, there were 4,068,823 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder does not have cumulative voting rights.
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
Voting Rights
Except as may be otherwise provided in the Certificate of Incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Dividend Rights
The directors of the Corporation, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Antitakeover Provisions
The Certificate of Incorporation and Bylaws, as currently in effect, contain provisions that may have the effect of delaying, deferring or preventing a change in control of the Corporation’s ownership or management. They provide for:
•
subject to the rights of the holders of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, and no action shall be taken by the stockholders by written consent;

•
the provisions in the Certificate of Incorporation may not be amended or repealed in any respect unless such amendment or repeal is approved by the affirmative vote of the record holders of at least a majority of the total voting power of all issued and outstanding shares entitled to vote thereon;

•
an advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders shall be given in the manner provided in the Corporation’s Bylaws;

•
each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held, and no stockholder will be permitted to cumulate votes, at any election of directors;

•	removal of directors only with cause, and by the holders of a majority of the shares then entitled to vote at an election of directors, voting together as a single class;
•	no reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office;
•
the calling of special meetings of shareholders only by the president, a majority of the board of directors or the holders of not less than 25% of all votes entitled to be cast on the matters to be considered at such meeting; and

•	the issuance of preferred stock by the board without further action by the shareholders.
Antitakeover Effects of Provisions of Delaware Law
Delaware Takeover Statute. The Corporation is subject to the provisions of Section 203 of the DGCL and has adopted additional provisions in its Certificate of Incorporation for the approval, adoption, or authorization of business combinations. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise.

Limitations of Liability and Indemnification Matters
The Corporation’s Bylaws states that to the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a corporation’s directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Transfer Agent And Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, and its address is 1218 Third Avenue, Suite 1700, Seattle, Washington 98101.
Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “LEDS.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise Of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability Of Rights By Holders Of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents participating in the offering, if any;
•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;
•	any option, under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of SemiLEDs Corporation appearing in SemiLEDs Corporation’s Annual Report (Form 10-K) for the year ended August 31, 2020 have been audited by KCCW Accountancy Corp, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.
Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.semileds.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.	our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on November 17, 2020;
2.	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2020 and February 28, 2021, filed with the SEC on January 14, 2021 and April 12, 2021, respectively;
3.	our Current Reports on Form 8-K filed with the SEC on September 4, 2020, September 28, 2020, October 5, 2020, January 21, 2021 and April 23, 2021, and
4.
the description of our common stock, contained in our registration statement on Form 8-A, filed on December 2, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Christopher Lee, 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. or you may call us at +886-37-586788.

Common Stock
Prospectus Supplement
Roth Capital Partners
July 6, 2021